UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  12/21/2012

BLUCORA, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-25131

Delaware	91-1718107
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

601 108th Avenue NE
Suite 1200
Bellevue, WA 98004
(Address of principal executive offices, including zip code)

425-201-6100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.    Regulation FD Disclosure

On December 20, 2012, Blucora, Inc.'s subsidiary InfoSpace Sales LLC exercised its option to extend its agreement with Google, Inc. though March 31, 2014. Under the terms of Amendment Number Seven to the Amended and Restated Google Services Agreement, InfoSpace Sales LLC has the right to extend the term of the agreement with Google, Inc. by sending notice before December 31, 2012, which notice was sent on December 20, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUCORA, INC.

Date: December 21, 2012	By:	/s/ Linda Schoemaker
Linda Schoemaker
General Counsel and Secretary